Exhibit 10.4


                         EXECUTIVE EMPLOYMENT AGREEMENT

     This Agreement is made and entered into as of August 16, 1999, (the "Effective Date") by and between Mueller Group, Inc., a Delaware corporation (the "Company"), and Dale B. Smith ("Employee").

                                  WITNESSETH:

     WHEREAS, Mueller Holdings (N. A.), Inc., a Delaware corporation formerly named "Hydrant Acquisition Corp." ("Holdings"), the sole stockholder of the Company, entered into an Amended and Restated Stock and Asset Purchase Agreement dated as of August 13, 1999 (the "Stock and Asset Purchase Agreement") among Tyco International (US) Inc., Grinnell Corporation, Tyco Group S.a.r.l, and Holdings;

     WHEREAS, the Company desires to continue to employ Employee upon the terms set forth herein; and

     WHEREAS, Employee desires to continue to be employed by the Company and to appropriately memorialize the terms and conditions of such employment.

     NOW THEREFORE, Employee and the Company, in consideration of the agreements, covenants and conditions herein, hereby agree as follows:

     SECTION 1. Basic Employment Provisions. (a) Employment and Term. The Company hereby employs Employee as Chief Executive Officer of the Company, and Employee agrees to be employed by the Company in such capacity, all on the terms and conditions set forth herein. Such employment shall be for a period (the "Employment Period") that will (i) commence on the Effective Date and continue for at least three years thereafter (unless earlier terminated as provided herein) and (ii) renew on each anniversary of the Effective Date for an additional one-year period, on the same terms and conditions contained herein (unless earlier terminated as provided herein), unless Employee is timely provided a notice of nonrenewal as provided herein. The Company must provide Employee with written notice not less than 60 days in advance of the applicable anniversary of the Effective Date in order to avoid renewal of the Employment Period on such anniversary as described above. Notice shall be deemed given on the date it is received by Employee.

     (b) Position. Employee shall be subject to the direction and supervision of the Board of Directors of the Company (the "Board") and, as the Chief Executive Officer of the Company, shall have those duties and responsibilities which are assigned to him during the Employment Period by the Board consistent with his position and which are customarily assigned to chief executive officers of comparable companies. The parties expressly acknowledge that the Employee shall devote substantially all of his business time and attention to the transaction of the Company's businesses. Employee agrees to perform faithfully the duties assigned to him to the best of his ability.

     SECTION 2. Compensation. (a) Salary. The Company shall pay to Employee during the Employment Period a base salary for the services to be rendered by Employee hereunder, The initial amount of such base salary shall be $300,000 per annum. Such base salary shall be reviewed no less frequently than annually by the Board and shall be increased effective as of the day immediately following each anniversary of the Effective Date (the "Adjustment Date") by an amount that is at least equal to the product of (i) the cost of living increase and (ii) Employee's base salary in effect immediately prior to any adjustment for the cost of living increase. The "cost of living increase" shall mean the difference, expressed as a percentage, between (i) the Consumer Price Index most recently published by the Bureau of Labor Statistics of the U.S. Department of Labor, Chicago-Gary-Kenosha, for urban wage earners and clerical workers, prior to the Adjustment Date and (ii) such index as so published for the immediately proceeding period; provided, however, that no adjustment to Employee's base salary in effect at any time shall be made if the difference between such indices would result in a decrease in Employee's then current base salary. Employee's base salary may be increased further form time to time (but not decreased) based upon an appraisal of Employee's performance under an annual plan, such annual plan and increases, if any, being subject to the approval of the Board (or, if existing at such time, a compensation committee thereof) in its sole discretion. Such base salary shall accrue and be payable in accordance with the Company's payroll practices of the Company in effect from time to time. All such payments shall be subject to deduction and withholding authorized or required by applicable law.

     (b) Bonus. During the Employment Period, Employee shall additionally participate in an annual bonus plan providing for an annual bonus opportunity of not less than 36% of a bonus pool (the "Bonus Pool") (for purposes of the fiscal year ended September 30, 2000, as calculated below); provided that the performance objectives used in determining the Bonus Pool may be modified by the Board.

     For purposes of this Section 2(b), the Bonus Pool shall be calculated as a portion of the EBITDA (as defined herein) of the Company and its subsidiaries for the fiscal year ended September 30, 2000:


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                              MUELLER GROUP, INC.
                             (dollars in millions)

                            EBITDA       FACTOR         POOL
                           --------    -----------    ----------
Level 0                      $0-125         0%           $0.00
Level 1                     125-150    1.50%-2.00%    1.88-3.00
Level 2                     150-165    2.00%-2.50%    3.00-4.13
Level 3                     165-180    2.50%-3.00%    4.13-5.40
Level 4                     180-195    3.00%-3.50%    5.40-6.83
Level 5                     195-210    3.50%-4.00%    6.83-8.40

     Percentage multipliers shall be linear between levels once the minimum EBITDA is achieved.

     For purposes of this Section 2(b), "EBITDA" for a fiscal year (i) shall mean the consolidated net income of the Company and its subsidiaries for such fiscal year, determined in accordance with U. S. generally accepted accounting principles consistently applied in accordance with the accounting methodologies and procedures of the Company and its subsidiaries ("GAAP") plus (A) provisions for taxes based on income or profits to the extent deducted in computing such consolidated net income, plus (B) consolidated interest expense of the Company and its subsidiaries for such period, whether paid or accrued, to the extent any such expense was deducted in computing such consolidated net income, plus
(C) depreciation, amortization and other non-cash expenses of the Company and its subsidiaries for such period (excluding any non-cash expense to the extent it represents an accrual or reserve for cash expense in any future period or amortization of a prepaid cash expense paid in a prior period) to the extent any such expense was deducted in computing such consolidated net income, and
(ii) shall be subject to adjustment as set forth in the immediately subsequent paragraph. Notwithstanding anything to the contrary contained in this Agreement, there shall be excluded from the calculation of consolidated net income of the Company and its subsidiaries, to the extent such consolidated net income would otherwise be affected thereby, (a) gains and losses from the direct or indirect issuances, conveyances, transfers or leases (other than operating leases entered in to in the ordinary course of business), assignment or other transfer for value by the Company or any subsidiary thereof to any person or entity other than the Company or any subsidiary thereof of (x) any capital stock of any subsidiary of the Company or (y) any other property or assets of the Company or any subsidiary thereof other than in the ordinary course of business; (b) in the case of a successor to the Company by consolidation or merger or as a transferee of all or substantially all of the Company's assets, any income or loss of the successor prior to such consolidation, merger or transfer; (c) in the case of the acquisition by the Company of the capital stock or the assets of any entity, any income or loss of such entity prior to such transaction; (d) fees and expenses incurred by the Company or allocated to the Company in connection with the transactions contemplated by this Stock and Asset Purchase Agreement; (e) items of income or


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


loss classified as extraordinary or non-recurring in accordance with GAAP; (f) monitoring, financial advisory and other similar fees and expenses paid by or on behalf of the Company to any DLJ Entity or DLJ Affiliate (each as defined in the Stockholders Agreement dated as of August 16, 1999 among the parties thereto (the "Stockholders Agreement")) and (g) payments made toward the Royalty Payments (as defined in the U.S. $500,000,000 Credit Agreement dated as of August 16, 1999 among Mueller Group, Inc., as the borrower, various financial institutions, as the lenders, The First National Bank of Chicago, as the administrative agent for the lenders, DLJ Capital Funding, Inc., as the syndication agent for the lenders, and Bayerische Hypo-Und Vereinsbank AG, New York Branch, as the documentation agent for the lenders, as may be amended fi-om time to time). The business of the company will be managed in good faith by Employee and the Board in the ordinary course of business with due regard for the provisions of this Section 2(b).

     From time to time, the Board (or the Compensation Committee thereof) in its sole discretion may make adjustments in the EBITDA for a fiscal year so that extraordinary or unusual charges or credits, acquisitions, mergers, consolidations and other corporate transactions and other elements of or factors influencing the calculation of EBITDA do not distort or affect the operation of this Agreement in a manner inconsistent with its purpose. The decisions of the Board (or, if applicable, the Compensation Committee thereof) as to the computation of EBITDA and other determinations to be made with respect to this Agreement shall be final, conclusive and binding on all parties.

     (c) Benefits. During the Employment Period, Employee shall be entitled to participate in such other employee benefit plans, programs and arrangements as are customarily accorded the executives of the Company.

     SECTION 3. Termination. (a) Death or Disability. Employment of Employee under this, Agreement shall terminate automatically upon the death or total disability of Employee. For purposes of this Agreement, "total disability" shall be deemed to have occurred if Employee shall have been unable to perform the duties of his employment due to mental or physical incapacity for a period of 6 consecutive months or for any 12 months in any period of 24 consecutive months.

     (b) Cause. The Board may terminate the employment of Employee under this Agreement for Cause. For the purposes of this Agreement, "Cause" shall be deemed to be (i) Employee's failure (other than immaterial failures not occurring in bad faith and which, if capable of being remedied, are remedied by Employee within 30 days after receipt of notice thereof given by the Company) to act in accordance with the l a h l instructions of the Board, which instructions are also consistent with the terms of this Agreement; (ii) Employee's conviction of a


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


felony arising from or any act of fraud, embezzlement, or willful dishonesty by Employee in relation to the business or affairs of the Company or any other felonious conduct on the part of Employee that is demonstrably detrimental to the best interests of the Company or any subsidiary or affiliate thereof; (iii) Employee's being repeatedly under the influence of illegal drugs or alcohol while performing his duties; or (iv) any other willful act which is demonstrably injurious to the financial condition or business reputation of the Company or any subsidiary or affiliate thereof, including Employee's breach of the provisions of any written noncompetition, nonsolicitation or confidentiality covenant in favor of the Company binding upon Employee.

     Notwithstanding the foregoing, Employee will not be deemed to have been terminated for "Cause" hereunder unless and until there shall have been delivered to Employee a copy of a resolution duly adopted by an affirmative vote of not less than a majority of the full Board (excluding Employee) then in office at a meeting of the Board called and held for such purpose, after reasonable notice to Employee and an opportunity for Employee, together with his counsel (if Employee chooses to have counsel present at such meeting), to be heard before the Board, finding that, in the good faith opinion of the Board, Employee had committed an act constituting "Cause" as herein defined and specifying the particulars thereof in detail; provided, however, that nothing herein will limit the right of Employee or his beneficiaries to contest the validity or propriety of any such determination; and provided, further, that such determination will not create any presumption that "Cause" in fact exists.

     (c) Without Cause. The Company may terminate the employment of Employee under this Agreement without Cause.

     (d) Constructive Termination. Employee may elect to terminate his employment under this Agreement upon a Constructive Termination Without Cause, as defined in the next sentence, For purposes of this Agreement, "Constructive Termination Without Cause" shall mean a termination of Employee's employment at his initiative following the occurrence, without Employee's prior written consent, of one or more of the following events:

          (i) receipt of notice from the Company that the Employment Period shall not be renewed as described in Section l(a);

          (ii) any failure by the Company to comply with any of the provisions of this Agreement, other than immaterial failures not occurring in bad faith and which, if capable of being remedied, are remedied by the Company within 30 days after receipt of notice thereof given by Employee;


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


          (iii) the material diminution of Employee's position (including status, offices, titles and reporting relationships), duties or responsibilities, as described in Section 1, as in effect during the effectiveness of this Agreement, excluding immaterial actions not taken in bad faith and which are remedied by the Company within 30 days after receipt of notice thereof given by Employee;

          (iv) any purported termination by the Company of Employee's employment, other than as expressly permitted by Section 3(b);

          (v) the Company relocates its principal offices, or requires Employee to have his principal location of work changed, to any location that is in excess of 100 miles from the location thereof on the date hereof (other than any relocation recommended or approved by Employee); or

          (vi) any failure by the Company to comply with and satisfy the provisions of Section 6, or failure by any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place; provided, in either case, that the successor contemplated by Section 6 has received, at least 10 days prior to the giving of notice of constructive termination by Employee, written notice from the Company or Employee of the requirements of the provisions of Section 6 or of such failure.

     SECTION 4. Compensation Following Termination. (a) Death or Disability. If the Employment Period is terminated pursuant to Section 3(a), then this Agreement shall terminate, and no further compensation shall be payable to Employee, except that (i) Employee or Employee's estate, heirs or beneficiaries, as applicable, shall be entitled, in addition to any other benefits to which Employee is or may become entitled under any benefit plan, to receive from the Company continued payment of (A) Employee's then current base salary hereunder for the remainder of the Company's fiscal year as if the Employment Period had not been terminated pursuant to Section 3 (a) and expense reimbursement pursuant to Section 5; (B) if the performance objectives pursuant to Section 2(b) have been satisfied, Employee's then current bonus prorated for the period of Employee's employment during the Company's fiscal year in which the Employment Period is terminated and (C) all other benefits to which Employee would otherwise be entitled hereunder during the Employment Period for a period of 18 months after the date that the Employment Period terminates (the "Relevant Period") and (ii) any options on shares of the common stock of, or other equity interest (such options or other equity interest, the "Equity

Interest") in, Holdings awarded to Employee shall be governed as provided for under the applicable option plan or award or other agreement relating to the Equity Interest.

     (b) Termination for Cause or Voluntary Termination. If the Employment Period is terminated for Cause or is voluntarily terminated by Employee for reasons other than those described in Sections 3(a) or 3(d), then, subject to
Section 4(e), no further compensation or benefits shall be paid to Employee after the date of termination (other than compensation earned but not paid prior to the date of termination and expense reimbursement pursuant to Section
5)' and any Equity Interest in Holdings awarded to Employee shall be governed as provided for under the applicable option plan or award or other agreement relating to the Equity Interest.

     (c) Termination Without Cause. If the Employment Period is terminated pursuant to Sections 3(c), then Employee shall be entitled to continue to receive from the Company continued payment of (i) 18 months' base salary hereunder and (ii) 150% of Employee's bonus for the Company's fiscal year ended most recently prior to such termination (paid in equal installments during such 1 8-month period). In addition, notwithstanding any provisions of the applicable option plan or award or other agreement relating to any Equity Interest in Holdings awarded to Employee, the Equity Interest shall vest and become exercisable, and the Equity Interest and all shares previously acquired in connection with the Equity Interest shall be subject to right of repurchase by the Company or its appointed designee at a price equal to the Fair Market Value (as defined in the applicable option plan or award or other agreement relating to the Equity Interest) of the Equity Interest or such shares as of the date of repurchase; moreover, Employee shall have the right to sell the Equity Interest and all shares previously acquired in connection with the Equity Interest to Holdings or its appointed designee at a price equal to the Fair Market Value of the Equity Interest or such shares as of the date of sale. Employee shall further be entitled during the Relevant Period to continue to receive the benefits to which he would otherwise be entitled during the Employment Period pursuant to Section 2(c) until the earlier of (x) the 1 8-month anniversary of the date that the Employment Period terminates or (y) such time as Employee is eligible to receive comparable benefits from subsequent employment or self-employment. Such continuation of compensation and benefits shall continue for the period described herein, notwithstanding any earlier death of Employee.

     (d) Constructive Termination Without Cause. If the Employment Period is terminated pursuant to Section 3(d), then Employee shall be entitled to continue to receive from the Company continued payment of (i) 18 months' base salary hereunder and (ii) 150% of Employee's bonus for the Company's fiscal year ended most recently prior to such termination (paid in equal installments, during


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


such 18-month period). In addition, notwithstanding any provisions of the applicable option plan or award or other agreement relating to any Equity Interest in Holdings awarded to Employee, the Equity Interest shall vest and become exercisable, and the Equity Interest and all shares previously acquired in connection with the Equity Interest shall be subject to right of repurchase by the Company or its appointed designee at a price equal to the Fair Market Value (as defined in the applicable option plan or award or other agreement relating to the Equity Interest) of the Equity Interest or such shares as of the date of repurchase; moreover, Employee shall have the right to sell the Equity Interest and all shares previously acquired in connection with the Equity Interest to Holdings or its appointed designee at a price equal to the Fair Market Value of the Equity Interest or such shares as of the date of sale. Employee shall further be entitled during the Relevant Period to continue to receive the benefits to which he would otherwise be entitled during the Employment Period pursuant to Section 2(c) until the earlier of (x) the 18-month anniversary of the date that the Employment Period terminates or (y) such time as Employee is eligible to receive comparable benefits from subsequent employment or self-employment. Such continuation of compensation and benefits shall continue for the period described herein, notwithstanding any earlier death of Employee.

     (e) Voluntary Termination under Certain Circumstances. If (i) the Employment Period is voluntarily terminated by Employee for reasons other than those described in Section 3(d), (ii) the shares are not traded on an exchange or principal trading market on the date of such termination and (iii) such termination occurs after the eighth anniversary of then Effective Date, then no further compensation or benefits shall be paid to Employee after the date of termination (other than compensation earned but not paid prior to the date of termination and expense reimbursement pursuant to Section 5). In addition, notwithstanding any provisions of the applicable option plan or award or other agreement relating to any Equity Interest in Holdings awarded to Employee, the Equity Interest shall vest and become exercisable, and the Equity Interest and all shares previously acquired in connection with the Equity Interest shall be subject to right of repurchase by Holdings or its appointed designee at a price equal to the Fair Market Value of the Equity Interest or such shares as of the date of repurchase; moreover, Employee shall have the right to sell the Equity Interest and all shares previously acquired in connection with the Equity Interest to Holdings or its appointed designee at a price equal to the Fair Market Value of the Equity Interest or such shares as of the date of sale.

     (f) Rating Downgrade. If, at any time that Employee is due any payment under Sections 4(c) or 4(d), the generic rating of the long-term unsecured debt of the Company and its Subsidiaries is suspended; withdrawn or falls (as determined by Moody's Investors Service, Inc., Standard & Poor's Ratings Services of The McGraw-Hill Companies, Inc. or their respective successors) and such


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


suspension, withdrawal or downgrade is not a result of any action taken or omitted to be taken by Employee during his employment with the Company, then an amount equal to the sum of all remaining payments under Sections 4(c) or 4(d) shall be paid within 30 days of such suspension, withdrawal or downgrade.

     SECTION 5. Expense Reimbursement. Upon the submission of reasonably detailed documented expense account reports, the Company shall reimburse Employee for all reasonable business-related travel and entertainment expenses incurred by Employee in the course of his employment with the Company.

     SECTION 6. Assignability; Binding Nature. This Agreement shall be binding and inure to the benefit of the parties, and their respective successors, heirs (in the case of Employee) and assigns. No obligations of the Company under this Agreement may be assigned or transferred by the Company except pursuant to a merger or consolidation of the Company in which the Company is not the continuing entity, or the sale or liquidation of all or substantially all of the assets of the Company; provided that the assignee or transferee is the surviving entity or successor to all or substantially all of the assets of the Company and such assignee or transferee assumes the liabilities, obligations and duties of the Company, as contained in this Agreement, either contractually or as a matter of law. As used in this Agreement, the "Company" shall mean the Company as hereinbefore defined, respectively, and any successor to their business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

     SECTION 7. Confidential Information. (a) Nondisclosure. During the Employment Period or at any time thereafter, irrespective of the time, manner or cause of the termination of this Agreement, Employee will not directly or indirectly reveal, divulge, disclose or communicate to any person or entity, other than authorized officers, directors and employees of the Company, in any manner whatsoever, any Confidential Information (as hereinafter defined) of the Company or any subsidiary or affiliate thereof without the prior written consent of the Board.

     (b) Definition. As used in this Section 7, "Confidential Information" means information about the Company or any subsidiary or affiliate thereof, or their respective businesses, products and practices which information is disclosed to or known by Employee as a direct or indirect consequence of or through Employee's employment and is not generally known in the business in which the Company or such subsidiary or affiliate thereof is or may be engaged. However, Confidential Information shall not include under any circumstances any information with respect to the foregoing matters which is (i) available to the public from an originating source other than Employee; (ii) released in writing by the Company to the public; (iii) required to be disclosed by Employee pursuant to


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


any court process or any government or agency or department of any government or (iv) the subject of a written waiver executed by the Company for the benefit of Employee.

     (c) Return of Property. Upon termination of Employee's employment with the Company, Employee will surrender to the Company all Confidential Information, including without limitation, all lists, charts, schedules, reports, financial statements, books and records of the Company or any subsidiary or affiliate thereof, and all copies thereof, and all other property belonging to the Company or any subsidiary or affiliate thereof; provided that Employee shall be accorded reasonable access to such Confidential Information subsequent to the Employment Period for any proper purpose as determined in the reasonable judgment of the Company, which will include the use thereby by Employee in any litigation or similar proceeding to which Employee is a party or in an audit by any government agency involving Employee.

     SECTION 8. Agreement Not to Compete. Employee hereby agrees that during the period of his employment with the Company and, for a period of 18 months after the date that the Employment Period terminates for any reason, Employee shall not, either in his own behalf or as a partner, member, officer, director, employee, consultant, advisor, agent or shareholder (other than (i) as the holder of less than 5% of the outstanding capital stock of any corporation with a class of equity security registered under Section 12(b) or Section 12(g) of the Securities Exchange Act of 1934, as amended from time to time, or (ii) any capital stock of Holdings or its successors) engage in, invest in or render services to any person or entity engaged in the businesses in which the Company or any subsidiary or affiliate thereof are then engaged and situated within any country. Nothing contained in this Section 8 shall be construed as restricting Employee's right to sell or otherwise dispose of any business or investments owned or operated by Employee as of the date hereof.

     SECTION 9. Agreement Not to Solicit Employees. Employee agrees that following the termination of the Employment Period for any reason, for the Relevant Period, neither he nor any af(pound)iliate shall, on behalf of any business engaged in a business competitive with the Company or any subsidiary or affiliate thereof, solicit or induce, or in any manner attempt to solicit or induce, any person employed by, or any agent of, either of the Company or any subsidiary or affiliate thereof to terminate his employment or agency, as the case may be, with either of the Company or such subsidiary or affiliate.

     SECTION 10. Enforcement of Noncompetition and Nonsolicitation Restrictions. Employee acknowledges that the restrictions imposed under Sections 8 and 9, in view of the nature of the businesses in which the Company are engaged and Employee's position with the Company, are reasonable and


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


necessary to protect the legitimate interests of the Company. However, Employee agrees that if any of these restrictions are construed to be invalid or unenforceable, the remainder of the restrictions shall not be affected, and if any restriction is held to be unenforceable because of the area covered, the duration or the scope, Employee agrees that the court making such determination shall have the power to reduce the area and/or the duration, and/or limit the scope, and the restriction shall then be enforceable in its reduced form. While the Company and Employee intend that the restrictions set forth in Sections 8 and 9 be observed and enforced for the full duration of the applicable periods described in Sections 8 and 9, the Company and Employee agree that if Employee violates these restrictions during such period, or a court of competent jurisdiction rules that these restrictions are not enforceable during any portion of the applicable periods described in Section 8 or 9, Employee shall not be entitled to any of the amounts, if any, paid or payable under Sections 4(c) or 4(d) in respect of any such periods that the restrictions are not observed by Employee or any such periods that the restrictions are ruled unenforceable by any such court. Employee acknowledges and accepts that the restrictions and remedies in this Agreement will apply without regard to the reason for termination of Employee's employment with the Company, or to whether Employee's employment is terminated by Employee or by the Company.

     SECTION 11. No Violation. Employee hereby represents and warrants to the Company that the execution, delivery and performance of this Agreement by Employee does not, with or without the giving of notice or the passage of time, or both, conflict with, result in a default, right to accelerate or loss of rights under any provision of any agreement or understanding to which Employee or, to the best knowledge of Employee, any of Employee's affiliates, are a party or are otherwise bound.

     SECTION 12. Captions. The captions, headings and arrangements used in this Agreement are for convenience only and do not in any way affect, limit or amplify the provisions hereof.

     SECTION 13. Notices. All notices required or permitted to be given hereunder shall be in writing and shall be deemed delivered, whether or not actually received, two days after deposited in the United States mail, postage prepaid, registered or certified mail, return receipt requested, addressed to the party to whom notice is being given at the specified address or at such other address as such party may designate by notice as herein provided:


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


         Company:          Mueller Group, Inc.
                           C/O DLJ Merchant Banking Partners 11, L.P.
                           277 Park Avenue
                           New York, New York 10172
                           Attention:  David M. Wittels
                           Fax:  (212) 892-7272

         Employee:         Dale B. Smith
                           C/O Mueller Group, Inc.
                           500 West Eldorado Street
                           Decatur, Illinois 62522
                           Fax:  (217) 425-7382

                           With a copy to :

                           Jones, Day, Reavis & Pogue
                           599 Lexington Avenue
                           New York, New York 10022
                           Attention:  Sanford B. Kaynor, Jr
                           Fax:  (212) 755-7306

     SECTION 14. Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, such provisions shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement; the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance for this Agreement. In lieu of each such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

     SECTION 15. Amendments. This Agreement may be amended in whole or in part only by an instrument in writing setting forth the particulars of such amendment and duly executed by an officer of the Company and by Employee.

     SECTION 16. Waiver. No delay or omission by any party hereto to exercise any right or power hereunder shall impair such right or power to be construed as a waiver thereof. A waiver by any of the parties hereto of any of the covenants to be performed by any other party or any breach thereof shall not be construed to be a waiver of any succeeding breach thereof or of any other covenant herein contained. Except as otherwise expressly set forth herein, all remedies provided for in this Agreement shall be cumulative and in addition to


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and not in lieu of any other remedies available to any party at law, in equity or otherwise.

     SECTION 17. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, and all of which together shall constitute one and the same Agreement.

     SECTION 18. Governing Law. This Agreement shall be construed and enforced according to the laws of the State of New York.

     SECTION 19. Payment Upon Death of Employee. In the event of the death of Employee during the term hereof, any unpaid payments due either prior to Employee's death or after Employee's death shall be payable as designated by Employee in writing to the Company. In the event of the death of all such persons so designated by Employee, either prior to the death of Employee or during any time when payments are due as provided herein, or in the event Employee fails to so designate, or withdraws all such designations, said payments thereafter shall be made to Employee or to Employee's estate, heirs or beneficiaries.

     SECTION 20. Prior Employment Agreement. This Agreement supersedes any and all other employment, change-in-control, severance or similar agreements (written or oral) between Employee and the Company.

     SECTION 21. Arbitration. Any dispute between the parties arising out of this Agreement, whether as to this Agreement's construction, interpretation or enforceability or as to any party's breach or alleged breach of any provision of this Agreement, shall be submitted to arbitration in accordance with the following procedures:

     (i) Either party may demand such arbitration by giving notice of that demand to the other party. The notice shall state (x) the matter in controversy and (y) the name of the arbitrator selected by the party giving the notice.

     (ii) Not more than 15 days after such notice is given, the other party shall give notice to the party who demanded arbitration of the name of the arbitrator selected by the other party. If the other party shall fail to timely give such notice, the arbitrator that the other party was entitled to select shall be named the Arbitration Committee of the American Arbitration Association. Not more than 15 days after the second arbitrator is so named, the two arbitrators shall select a third arbitrator. If the two arbitrators shall fail to timely select a third arbitrator, the third arbitrator shall be named by the Arbitration Committee of the American Arbitration Association.

     (iii) The dispute shall be arbitrated at a hearing that shall be concluded within 10 days immediately following the date that the dispute is submitted to arbitration, unless a majority of the arbitrators shall elect to extend the period of arbitration. Any award made by a majority of the arbitrators (x) shall be made within 10 days following the conclusion of the arbitration hearing, (y) shall be conclusive and binding on the parties, and (z) may be made the subject of a judgment of any court having jurisdiction.

     (iv) All expenses of the arbitration shall be borne by the Company. The agreement of the parties contained in the foregoing provisions of this Section 21 shall be a complete defense to any action, suit or other proceeding instituted in any court or before any administrative tribunal with respect to any dispute between the parties arising out of this Agreement.

     SECTION 22. No Duty to Mitigate. Except to the extent set forth in Section 4(c), Employee shall not be required to mitigate the amount of any payment or benefit to be provided pursuant to Section 4 by seeking other employment or otherwise.


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     IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Agreement as of the date first above written.

                                    COMPANY

                                    MUELLER GROUP, INC.


                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:


                                    EMPLOYEE


                                    -------------------------------------------
                                              Dale B. Smith